News Announcement	For Immediate Release

DIGITAL CINEMA DESTINATIONS CORP. (DIGIPLEX) REPORTS
FISCAL 2012 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

WESTFIELD, New Jersey (September 20, 2012) - Digital Cinema Destinations Corp. (NasdaqCM: DCIN) (Digiplex), a fast-growing motion picture exhibitor dedicated to transforming movie theatres into digital entertainment centers, today reported its fiscal 2012 fourth quarter and full-year financial results for the periods ended June 30, 2012.  Management is hosting a conference call and webcast at 4:30 p.m. ET to review the results.

TELEPHONE: dial 800/618-4714.  Please call at least five minutes in advance to ensure that you are connected.

WEBCAST: live webcast is available through the Investor Relations section of Digiplex’s website at www.digiplexdest.com.  A webcast replay will be available and accessible for at least 30 days following the live event.

Digiplex Chairman and CEO Bud Mayo stated, “Digiplex’s fiscal 2012 fourth quarter and full-year financial results are not yet indicative of what investors should expect to see from us in upcoming reporting periods for a number of reasons, all of which will benefit the Company’s future cash flows.  Firstly, we did not garner a full quarter of benefit from the Cinema Centers acquisition, which was completed in late April.  In addition, the Company did not begin receiving virtual print fees (VPFs), as an offset to our film rental expense, on those 54 screens until late in Q4, when our digital projection system installs were completed.  We were also unable to show alternative programming on our PA-based screens until the digitization process was finished and lastly, we did not begin benefiting from our participation as a member of National CineMedia’s advertising network before their projection equipment arrived in late May and early June.

“We are quite pleased that Digiplex’s unique operating strategies are working well and we continue to actively pursue accretive acquisitions in top DMAs that will help us achieve demonstrable future growth and we have a robust pipeline of potential targets on our radar.  The Company’s active focus on presenting a wide array of alternative programming has proven to be a very effective tool in enhancing capacity utilization numbers, especially during non-weekend and off-peak time slots.  Of note, the admission price for these special events typically runs 50 percent higher or more compared to standard Hollywood movies, which we also regularly show on our screens.  The Company’s talented marketing team, including a creative group of theatre-level employees, has been doing an excellent job with numerous social media initiatives, helping us drive solid attendance numbers through targeted outreach to our audience, which varies significantly depending on the genre of content we are presenting.  We are fostering an active two-way dialog with our patrons, and learning who likes what, helping us facilitate and continuously improve the marketing process.  Initial results have been very encouraging and the overall contribution from alternative programming is averaging in the high single digits of total admissions receipts, with one theatre generating an impressive 20% in a recent quarter,” concluded Mr. Mayo.

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2012	June 30, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,037	$1,068
Accounts receivable	238	35
Inventories	78	19
Prepaid expenses and other current asset	381	65

Total current assets	2,734	1,187
Property and equipment, net	15,432	2,251
Goodwill	980	896
Intangible assets, net	4,114	573
Security deposit	3	3
Other assets	14	-
TOTAL ASSETS	$23,277	$4,910

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,939	$586
Payable to vendor for digital systems	3,334	1,066
Notes payable	1,000	-
Earnout from theatre acquisition	79	124
Deferred revenue	31	-
Dividends payable	-	112
Total current liabilities	6,383	1,888
NONCURRENT LIABILITIES
Unfavorable leasehold liability, long term portion	190	-
Deferred rent expense	83	20
Deferred tax liability	39	12
TOTAL LIABILITIES	6,695	1,920

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Series A Preferred Stock, $.01 par value, 0 and 10,000,000 shares authorized as of June 30, 2012 and 2011, respectively, and 0 and 1,772,500 shares issued and outstanding as of June 30, 2012 and 2011, respectively	-	18
Preferred Stock, $.01 par value, 10,000,000 and 0 shares authorized as of June 30, 2012 and 2011, respectively, 0 shares issued and outstanding	-	-
Class A Common Stock, $.01 par value, 20,000,000 shares authorized and 4,519,456 and 569,166 shares issued and outstanding as of June 30, 2012 and 2011, respectively	45	6
Class B Common Stock, $.01 par value, 900,000 and 5,000,000 shares authorized as of June 30, 2012 and 2011, respectively, and 900,000 shares issued and outstanding	9	9
Additional paid-in capital	19,285	3,747
Accumulated deficit	(2,757)	(790)
Total stockholders’ equity	16,582	2,990
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,277	$4,910

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended Inception date (July 29, 2010) June 30,
	2012	2011	2012	2011
REVENUES	(Unaudited)	(Unaudited)
Admissions	$2,651	$656	$4,738	$1,158
Concessions	1,032	238	1,646	382
Other	113	11	287	32
Total revenues	3,796	905	6,671	1,572

COSTS AND EXPENSES
Cost of operations:
Film rent expense	1,484	338	2,387	598
Cost of concessions	187	44	294	66
Salaries and wages	452	126	849	235
Facility lease expense	423	126	821	223
Utilities and other	594	143	1,152	258
General and administrative	855	526	1,945	900
Change in fair value of earnout liability	-	-	(20)	-
Depreciation and amortization	760	109	1,147	165
Total costs and expenses	4,755	1,412	8,575	2,445
OPERATING LOSS	(959)	(507)	(1,904)	(873)
OTHER INCOME (EXPENSE)
Interest expense	(12)	-	(12)	-
Bargain purchase gain from theatre acquisition	-	-	-	98
Other expense	(7)	(3)	(9)	(1)
LOSS BEFORE INCOME TAXES	(978)	(510)	(1,925)	(776)
Income tax expense	24	14	42	14

NET LOSS	$(1,002)	$(524)	$(1,967)	$(790)
Preferred stock dividends	(21)	(63)	(257)	(112)
Net loss attributable to common stockholders	$(1,023)	$(587)	$(2,224)	$(902)
Net loss per Class A and Class B common share – basic and diluted	$(0.23)	$(0.41)	$(1.00)	$(0.84)
Weighted average common shares outstanding	4,472,914	1,437,500	2,218,045	1,073,207

Disclosure Regarding Forward-Looking Statements
This press release and other written or oral statements made by or on behalf of Digital Cinemas Destination Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Form S-1 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

About Digital Cinema Destinations Corporation (www.digiplexdest.com)
Digital Cinema Destinations Corp. (NasdaqCM: DCIN) (Digiplex) is dedicated to transforming its movie theatres into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare. The Company's customers enjoy live sports events, concerts, conferences, operas, videogames, auctions, fashion shows and, on an ongoing basis, the very best major motion pictures. Digiplex operates eight cinemas and 73 screens in PA, NJ and CT.  You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.  Digiplex is also participating in DigiNext, a unique, specialty content joint venture (with Nehst) featuring curated content from festivals around the world.

Contacts:
Bud Mayo, Chairman/CEO	Robert Rinderman or Jennifer Neuman
Digital Cinema Destinations Corp.	JCIR
908/396-1362 or bmayo@digiplexdest.com	212/835-8500 or DCIN@jcir.com

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